                                                                    EXHIBIT 10.3


                            MANUFACTURING AGREEMENT


                                    between


                      JAFRA COSMETICS INTERNATIONAL, INC.


                                      and


                       UNIVERSAL PACKAGING SYSTEMS, INC.

                               TABLE OF CONTENTS
                               -----------------

                                                                        Page
                                                                        ----
ARTICLE I - DEFINITIONS.................................................    1
    1.1      "Compounding"..............................................    1
    1.2      "EPA"......................................................    1
    1.3      "Facilities"...............................................    1
    1.4      "FDA"......................................................    1
    1.5      "F.O.B."...................................................    1
    1.6      "GAAP".....................................................    1
    1.7      "GMPs".....................................................    1
    1.8      "Jafra-unique".............................................    1
    1.9      "Manufacturing"............................................    2
    1.10     "Production"...............................................    2
    1.11     "Products".................................................    2
    1.12     "Services".................................................    2
    1.13     "Specifications"...........................................    2

ARTICLE 2 - SCOPE OF SERVICES...........................................    2
    2.1      General....................................................    2
    2.2      Contractor Services........................................    2
    2.3      Specifications.............................................    2
             2.3.1  Completeness........................................    2
             2.3.2  Modifications.......................................    2
    2.4      Place of Manufacture.......................................    3
    2.5      Location of Jafra Production Within the Facilities.........    3
    2.6      Compliance With Laws.......................................    3
    2.7      Equipment and Tooling......................................    3
    2.8      Materials..................................................    3
    2.9      Obsolescence...............................................    3
    2.10     Shipment...................................................    4
    2.11     Tube Decoration............................................    4
    2.12     Printed Materials..........................................    4
    2.13     Non-Exclusive License of Intellectual Property.............    4

ARTICLE 3 - PRICES AND PAYMENT..........................................    5
    3.1      Initial Product Prices.....................................    5
    3.2      Product Price Forecast.....................................    5
    3.3      New Product Pricing........................................    5
    3.4      Direct Labor Rate..........................................    5
    3.5      Percentage Markups For Raw Materials and Components........    6
    3.6      Cost of Components and Raw Materials.......................    6
    3.7      Raw Material Price Revisions...............................    6
    3.8      Product Invoices...........................................    6
    3.9      Month-End Invoice..........................................    6

                                                                      Page
                                                                      ----
ARTICLE  4 - QUALITY CONTROL.........................................   7
   4.1   Quality Assurance Tests.....................................   7
   4.2   Product Defects.............................................   7
   4.3   Records.....................................................   7
   4.4   Retained Samples............................................   7
   4.5   Quality Performance Measurements............................   7
   4.6   Quality Control of Component Materials......................   7
   4.7   Rejected Product............................................   8
   4.8   Manufacturing Personnel.....................................   8
   4.9   Subcontractors..............................................   8
   4.10  Governmental Inspections....................................   8

ARTICLE 5 - FORECAST AND SCHEDULING.................................   8
   5.1  Annual Requirement Forecast.................................   8
   5.2  Planning Requirements.......................................   9
   5.3  Weekly and Monthly Production Schedule......................   9
   5.4  Electronic Data Interface Process...........................   9
   5.5  Schedule Performance Measurements...........................   9
   5.6  Purchase Orders.............................................   9

ARTICLE 6 - SPACE AND WAREHOUSING...................................  10
   6.1  Material Warehouse Space....................................  10
   6.2  Finished Goods Storage......................................  10

ARTICLE 7 - INSURANCE AND TAXES.....................................  10
   7.1  Insurance...................................................  10
   7.2  Taxes.......................................................  11

ARTICLE 8 - REPRESENTATIONS AND WARRANTIES..........................  11
   8.1  By Contractor...............................................  11
        8.1.1     Organization and Qualification....................  11
        8.1.2     Authority.........................................  11
        8.1.3     No Conflicts......................................  11
        8.1.4     Consents..........................................  11
        8.1.5     Compliance With Jafra Pricing Structure...........  11
        8.1.6     No Infringement...................................  12
        8.1.7     Litigation........................................  12
        8.1.8     Environmental, Health and Safety Matters..........  12
        8.1.9     Financial Statements..............................  12
        8.1.10    No Material Adverse Change........................  12
  8.2   By Jafra....................................................  12
        8.2.1 Organization and Qualification........................  12

                                                                      Page
                                                                      ----
        8.2.2  Authority...........................................   13
        8.2.3  Compliance with Laws................................   13
        8.2.4  Consents............................................   13
        8.2.5  Litigation..........................................   13

ARTICLE 9 - COVENANTS OF CONTRACTOR................................   13
  9.1  Compliance with Laws........................................   13
  9.2  Products Fit for Intended Purpose...........................   13
  9.3  Good Title..................................................   14
  9.4  Financial Statements........................................   14
  9.5  Right to Inspect............................................   14
  9.6  Right to Audit..............................................   14
  9.7  Trade Secrets...............................................   14
  9.8  Services to Third Parties...................................   15
  9.9  Most Favorable Terms........................................   15
  9.10 Technological Advances......................................   15

ARTICLE 10 - MUTUAL COVENANTS OF CONTRACTOR AND JAFRA..............   15
  10.1  Confidential Information...................................   15
  10.2  Trademarks and Trade Names.................................   16
  10.3  Independent Contractor Relationship........................   16

ARTICLE 11 - TERM AND TERMINATION..................................   16
  11.1  Term.......................................................   16
  11.2  Termination by Either Party for Breach.....................   16
  11.3  Termination by Jafra.......................................   16
  11.4  Cooperation................................................   17

ARTICLE 12 - INDEMNIFICATION.......................................   18
  12.1  By Contractor..............................................   18
  12.2  By Jafra...................................................   18
  12.3  Notification...............................................   19

ARTICLE 13 - MISCELLANEOUS.........................................   19
  13.1  Notices....................................................   19
  13.2  Expenses...................................................   20
  13.3  Survival...................................................   20
  13.4  Counterparts...............................................   20
  13.5  Waiver.....................................................   20
  13.6  Assignment.................................................   20
  13.7  Arbitration................................................   20
  13.8  Entire Agreement...........................................   20
  13.9  Severability...............................................   21

                                                               Page
                                                               ----
 13.10  Headings.............................................. 21
 13.11  Facsimile............................................. 21
 13.12  Governing Law......................................... 21

                            MANUFACTURING AGREEMENT


     This Manufacturing Agreement (this "Agreement") is made as of June 10, 1999 between Jafra Cosmetics International, Inc., a Delaware corporation ("Jafra") and Universal Packaging Systems, Inc., a California corporation ("Contractor").

                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, Jafra is engaged in the distribution and sale of certain cosmetic and skin care products; and

          WHEREAS, Contractor has the capability to manufacture such products;
and

          WHEREAS, Jafra desires Contractor to manufacture and sell the products described in Schedule A to Jafra, and Contractor desires to do so.

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the parties hereto agree as follows:

                            ARTICLE 1 - DEFINITIONS

     1.1 "Compounding" means the mixing of raw materials following the batch procedures required to make bulk.

     1.2  "EPA" means the United States Environmental Protection Agency.

     1.3 "Facilities" means Contractor's manufacturing and packaging facilities located at 4575 Danito Court in Chino, California.

     1.4 "FDA" means the United States Food and Drug Administration, or any successor entity thereto.

     1.5 "F.O.B." means the definition of F.O.B. set forth in Section 2319 of the California Uniform Commercial Code from time to time or any successor statute thereto.

     1.6 "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

     1.7 "GMPs" means the current good manufacturing practices of the FDA, as in effect from time to time.

     1.8 "Jafra-unique" means a raw material or component used by Jafra but not by other parties serviced by Contractor at the Facilities.

     1.9 "Manufacturing" means all operational activities related to the supply of Products to Jafra.

     1.10 "Production" means the filling of bulk in the main container of a Product and the assembly of all other components required to complete the Product.

     1.11 "Products" means the products listed in Schedule A hereto, Manufactured and/or finished by Contractor to meet the Specifications (as defined below).

     1.12 "Services" means the full service Manufacturing and supply of the Products in accordance with the Specifications (as defined below) and the other terms and conditions set forth herein.

     1.13 "Specifications" means the specifications for raw materials, components, manufacturing and packaging procedures for Products as set forth on Schedule B hereto.

                         ARTICLE 2 - SCOPE OF SERVICES

     2.1  General. Jafra agrees to purchase and Contractor agrees to supply the
          -------
Services as needed to fulfill Jafra's requirements for the Products in accordance with the terms hereof and to meet the quality, service and cost criteria set forth in this Agreement.

     2.2  Contractor Services. Contractor shall manufacture and package the
          -------------------
Products in accordance with the Specifications and all U.S. federal, state, and local laws, and international laws, rules and regulations, including the GMPs and regulations regarding the Products in effect on the date of manufacture as applicable to the place of manufacture and those places of resale set forth on Schedule C-1 attached hereto. The places of resale may be changed form time to time upon notice from Jafra and Contractor. Notwithstanding the foregoing, provided that Contractor has complied with Jafra's labeling and packaging specifications, Contractor shall not be responsible for compliance with any laws, rules or regulations applicable to labeling or packaging. Contractor shall also perform those functions described in the attached Schedule C, including, but not limited to, planning, scheduling, purchasing, warehousing, quality assurance tests on raw materials and components, bulk manufacturing, packaging and assembly, quality assurance tests on the Products, shipping, and disposing of nonconforming Products and materials in accordance with all applicable federal, state and local laws, rules and regulations.

     2.3  Specifications.
          --------------

          2.3.1  Completeness. The Specifications shall include the total body
                 ------------
of requirements for raw materials, components, processes, assemblies, and completed Products as described in the manuals for each Product provided to Contractor by Jafra. A complete list of such manuals is set forth on Schedule B hereto.

          2.3.2  Modifications. Contractor may not modify, alter or change the
                 -------------
Specifications or configuration of bulk production or packaging processes without Jafra's prior written consent, which Jafra may withhold in its sole discretion. Jafra may amend the Specifications in its sole discretion, provided that Contractor's performance under this Agreement is not made materially more burdensome, and Jafra will promptly advise Contractor in writing of the implementation plan and schedule for the Specification change. If the Specification change will affect the cost or delivery schedule of any Product, Contractor shall provide Jafra with a written price quote identifying the portion of the cost increase or decrease associated with the Specification change and the effect on the delivery schedule, if any. The price change quote and/or delivery schedule change must be provided to, and approved by, Jafra in writing prior to Contractor committing to any raw material orders. Upon Jafra's review and approval, the prices will be mutually revised on Schedule A. The revisions to Schedule A shall be considered Contractor's authorization to implement the new price.

     2.4  Place of Manufacture. Contractor shall maintain the Facilities at its
          --------------------
current location in ***.

     2.5  Location of Jafra Production Within the Facilities. ***.
          --------------------------------------------------

     2.6  Compliance With Laws. Contractor shall maintain the Facilities in full
          --------------------
compliance with all applicable U.S. federal, state, and local laws, rules and regulations including, without limitation, those promulgated by the FDA and EPA. Contractor shall notify Jafra immediately in writing (and by telecopy in accordance with Section 14.1 hereof, to ensure Jafra's prompt receipt of such notice) of any notice of non-compliance received from any governmental agency. Contractor further agrees to correct, at its sole expense, within a reasonable period of time, any violation or other deficiency and to furnish Jafra with written evidence of such correction.

     2.7  Equipment and Tooling. Concurrently herewith, Jafra and Contractor
          ---------------------
shall enter into the Asset Purchase Agreement in substantially the form attached hereto as Exhibit A, pursuant to which Contractor shall purchase certain pieces of equipment and items, including, without limitation, plates, dies and change parts specifically required to produce the Products, on the terms and conditions set forth in the Asset Purchase Agreement.

     2.8  Materials. *** shall be solely responsible for obtaining all materials
          ---------
(including all raw materials and components) required to manufacture and deliver the Products in accordance with the Specifications. ***. Contractor shall also be responsible for performing quality assurance checks on all incoming materials to assure compliance with the Specifications. Contractor shall provide Jafra complete access to its records regarding the purchase of materials for the Products, including data regarding costs and supply conditions. In addition, Contractor shall purchase Jafra's existing inventories of those materials required to make the Products listed on Schedule A at prices established by Jafra and agreed upon by Contractor.

     2.9  Obsolescence. Contractor will provide to Jafra a quarterly excess
          ------------
inventory report for each Jafra-unique raw material and Jafra-unique component used in connection with the Products. Such reports shall be provided within 15 calendar days of the end of the quarterly periods ending on the last day of each March, June, September and December. Such reports shall identify in reasonable detail the quantities of each raw material and component that will not be used within a twelve-month period following the date of such report. Jafra will instruct Contractor to dispose of obsolete materials at Jafra's expense, plus cost of materials.

     2.10 Shipment. Contractor shall ship the Products *** the Facilities or
          --------
Contractor's warehouse in *** to destinations specified by Jafra. Jafra will designate carriers, and freight charges will be billed to Jafra by each such carrier. Trucks should be used to at least ***% of utilization, unless otherwise agreed to by Jafra in writing. Proof of shipment should be sent by fax to Jafra in accordance with the notice provisions of Section 14.1 hereof, in the form of a bill of lading for each truck leaving the Facilities or Contractor's warehouse.

     2.11 Tube Decoration.
          ---------------

          (a) Jafra hereby agrees to lease its "tube decorating machine" and the related change parts to Contractor at a cost of *** for the duration of this Agreement. Such lease shall automatically terminate without further action on the part of any person or entity upon the termination of this Agreement by either party for any reason.

          (b) Contractor shall decorate those tubes as required by Jafra using the tube decorating machine leased pursuant to Section 2.11(a) above. Contractor will charge Jafra a decorating fee equal to *** with a loss allowance of up to *** of the tubes decorated. At the termination of this Agreement, Contractor shall return the tube decorating machine to Jafra (or another entity designated by Jafra) at Jafra's expense.

     2.12 Printed Materials. Films, separations and art work required for the
          -----------------
manufacture of any Product package copy, labels, and printed materials shall be provided by Jafra at its sole cost and expense or obtained by Contractor according to the Specifications and invoiced to Jafra in the month-end invoice provided pursuant to Section 3.9 hereof. Notwithstanding anything else contained in this Agreement, the content, design and appearance of any Product package copy, label and printed material are the sole responsibility of Jafra and Jafra shall provide written instructions to Contractor concerning the application of same.

     2.13 ***License of Intellectual Property. Subject to the terms and
          -----------------------------------
conditions of this Agreement, Jafra hereby grants to Contractor a *** license to use Jafra's patents, trademarks, copyrights and trade secrets contained in the Specifications, Jafra quality procedures and other documentation provided by Jafra to Contractor (the "Intellectual Property") pursuant this Agreement (the "License"). The duration of the License shall be solely for the term of this Agreement and it shall automatically terminate without further action on the part of any person or entity upon the termination of this Agreement by either party for any reason. Contractor shall use the Intellectual Property licensed hereunder solely for the purpose of and in connection with the manufacture, packaging and sale of the Products.

                        ARTICLE 3 - PRICES AND PAYMENT

     3.1  Initial Product Prices. Initial pricing for the Products will be as
          ----------------------
indicated in Schedule A and Manufacturing fees will be based upon the cost categories set forth in Schedule D. Such prices will be effective until ***. The present pricing parameters in the Schedules hereto are based on an annual volume of units from *** to ***. Under this pricing structure, Contractor commits to deliver up to *** units per week when and if required by Jafra. An annual volume less than or greater than the *** to *** range shall warrant a price renegotiation. In the event Jafra takes delivery of less than *** units per calendar fiscal quarter, during the term of this Agreement, within ten (10) days after the end of such three-month period, Jafra shall pay to contractor the sum of $*** multiplied by the difference between *** and the number of units Jafra accepted for the last month of such three-month period.

     3.2  Product Price Forecast. Manufacturing fees will be increased not more
          ----------------------
than *** every twelve months beginning July 1, 2000 at a rate not more than *** for the applicable twelve-month period minus any *** (as defined hereafter) made during such applicable twelve-month period. Commencing not later than June 1st of each year of this Agreement beginning June 1, 2000, Jafra and Contractor will work together to establish pricing for the succeeding twelve-month period commencing July 1. If contractor is seeking an increase in the Manufacturing fees, it shall provide Jafra with written justification and substantiation for such increase. In the event that new twelve-month pricing has not been agreed upon by both Jafra and Contractor by June 1 of the applicable year, either party may submit the matter to arbitration pursuant to the provisions of Section 13.7 hereof. Until the matter has been agreed to or decided by arbitration, the pricing on Schedule A will continue to apply, provided, however, that any increase subsequently agreed to or determined by the arbitrator shall be retroactive to July 1 of the applicable year, and any sum owing due to a retroactive adjustment shall be paid to Contractor within ten (10) days of the determination of the increase. *** of any governmentally imposed wage increases (expressed as a percentage increase over the current minimum wage) (the "Wage Increase Adjustment") will be transferrable to the Manufacturing fee (Schedule A, column b) upon the effective date of such increase.

     *For additional sentence, see addendum attached hereto.

     3.3  New Product Pricing. Prices for any new Products shall be determined
          -------------------
by placing such new Products into the applicable cost category set forth on Schedule D hereto.

     3.4  Direct Labor Rate. The direct labor rate to be charged for special
          -----------------
assemblies and other manual operations required by Jafra shall be *** per direct labor hour, for the first twelve months of the term of this Agreement, and thereafter will ***.

     3.5  Percentage *** For Raw Materials and Components. For the duration of
          -----------------------------------------------
this Agreement and any extensions or renewals thereof, ***. Contractor will provide Jafra satisfactory documentary evidence of all *** of raw materials as part of the invoices required by Sections 3.8 and 3.9 hereof.

     3.6  Cost of Components and Raw Materials. The cost of the components (see
          ------------------------------------
Schedule A attached hereto) will be calculated by ***. The raw material cost *** will be calculated by ***.

     3.7  Raw Material Price Revisions. If the price of a raw material purchased
          ----------------------------
by Contractor increases more than ***% over the agreed upon price, Contractor will notify Jafra (with supporting documentation) and Jafra will have *** months to identify and approve alternative sources of supply or raw materials to be used; otherwise, Contractor will be authorized to pass the higher cost on to Jafra commencing at the beginning of the *** month following such increase. Provided, however, if the increase in the cost of a material causes the cost of all materials used in a particular formula or formulas to increase by more than ***%, Jafra will have *** months to identify and approve alternative sources of supply or raw materials to be used; otherwise, Contractor will be authorized to pass the higher cost on to Jafra commencing at the beginning of the *** month following such increase.

     3.8  Product Invoices. Contractor will invoice Jafra on the first working
          ----------------
day of every *** for the shipment of Products made during the previous ***. Jafra will pay Contractor within *** days from date of invoice.

     3.9  Month-End Invoice. Contractor will summarize all costs not covered by
          -----------------
the Product invoice required by Section 3.8 above on a single invoice at the end of each month. Such month-end invoice shall include an explanation or additional documentation satisfactory to Jafra to substantiate each item on the invoice (documentation may include original copies of invoices for materials purchased by Contractor). All "extraordinary charges" will require the prior written consent of Jafra; however, extraordinary charges shall only include charges for operations and procedures not contemplated, required or inferred elsewhere in this Agreement or in the Schedules hereto.

     3.10 Materials Freight Cost. ***.

                          ARTICLE 4 - QUALITY CONTROL

     4.1  Quality Assurance Tests. Contractor shall perform such quality
          -----------------------
assurance tests and procedures on materials and Products as are currently performed by Jafra at its Westlake Village facility. Such quality procedures are set forth in Schedule E.

     4.2  Product Defects. If a Product lot should present a proportion of
          ---------------
defects higher than the acceptable quality levels set forth in its Specifications or Jafra quality procedures Jafra may, *** defective Product and *** to take place within the earliest practicable period of either (a) ***, or
(b) the ***are returned. Jafra has the right to inspect all of the Production at any time to determine its quality fitness and compliance with the requirements hereunder.

     4.3 Records. Contractor will prepare and maintain records to comply with all applicable regulatory requirements, including, but not limited to, those of the FDA, the Bureau of Alcohol, Tobacco and Firearms, the Toxic Substance Control Act of 1976, as amended, and the

European Union Cosmetics Directive and amendments thereto, as well as reports required thereunder. Contractor shall retain all books and records that relate to the Services for a minimum of four (4) years from the date that any related Product was manufactured or one (1) year beyond the expiration date of such Product, whichever is later. Upon the termination of this Agreement for any reason, including the expiration of the term set forth in Section 12.1 hereof, Contractor shall, at Jafra's written request, promptly ship copies of all such records to Jafra.

     4.4  Retained Samples. Contractor shall maintain and retain samples and
          ----------------
manufacturing records for each batch or lot of Products produced for Jafra for a period of four (4) years from the date that any related Product was manufactured or one (1) year beyond the expiration date of such Product, whichever is later. At the end of such period the retained samples shall be disposed of in accordance with the then applicable law regarding such disposal. Upon the termination of this Agreement for any reason, including the expiration of the term set forth in Section 12.1 hereof, Contractor shall, at Jafra's written request and expense, promptly ship representative samples of such retained Products to Jafra.

     4.5  Quality Performance Measurements. Contractor's quality performance
          --------------------------------
will be measured in the areas and to the levels described in the Specifications on Schedule B attached hereto, and in Jafra's quality procedures. If performance falls below the stated level in any area (either materially or repeatedly), Jafra may consider such failure as cause for termination of Contractor's Services. Contractor will diligently monitor and measure its quality performance and will provide Jafra a monthly summary of quality issues encountered in the production of the Products and the resolution of such issues.

     4.6  Quality Control of Component Materials. Contractor shall notify Jafra
          --------------------------------------
of rejections of incoming Jafra materials that may occur, within a maximum of three (3) business days from the date of their receipt at the Facilities or Contractor's warehouse. Contractor will promptly follow Jafra's directions to return any such components to the supplier or rework any such materials at the supplier's expense as instructed by Jafra in writing.

     4.7  Rejected Product. In the event any Product does not meet the
          ----------------
applicable Specifications, or is rejected by Jafra or Contractor, or recalled by Jafra ("Rejected Product") due to information, formulations or materials supplied by Jafra, and Contractor has complied with all applicable written procedures, Jafra shall bear *** percent (***%) of all costs directly related to and invoiced for Rejected Product, including the cost of recalling, destroying or otherwise disposing of such Rejected Product. In the event that Rejected Product is due to Contractor's failure (or failure of any permitted subcontractor) to comply with applicable Specifications or Jafra quality procedures, Contractor shall bear *** percent (***%) of all costs directly related to and invoiced for Rejected Product, including the cost of recalling, destroying or otherwise disposing of such Rejected Product. In the event that any Product does not meet the applicable Specifications, but such failure is not due to either (a) information supplied by Jafra or (b) Contractor's failure to follow applicable written procedures, Jafra shall bear all materials costs, with Contractor bearing all labor costs related to such Rejected Product. In each case where Rejected Product occurs, the recall, destruction and/or disposal of such Rejected Product shall be conducted by Contractor, in accordance with all applicable laws, rules and regulations.

Contractor shall provide to Jafra all manifests and other applicable evidence of proper destruction as may be required by applicable law. Contractor shall indemnify Jafra for any liability, costs or expenses, including reasonable attorney's fees and court costs, relating to a failure to dispose of any Rejected Product in accordance with applicable laws, rules and regulations or to provide satisfactory documentary evidence of such disposal.

          ***

     4.9  Subcontractors. Any use of subcontractors to render any of the
          --------------
Services must be approved in writing in advance by Jafra's Vice President of Manufacturing and Jafra shall have the right in its sole discretion not to permit Contractor to use subcontractors at all and to reject any particular subcontractor even if Jafra has agreed that a particular function may be assigned to a subcontractor. Any permitted subcontractor shall render Services in conformity with all standards applicable to Contractor.

     4.10 Governmental Inspections. Contractor will promptly advise Jafra if an
          ------------------------
authorized agent of the FDA or other governmental agency visits the Facilities or requests or requires information or changes in manufacturing procedures directly pertaining to the Products.

                      ARTICLE 5 - FORECAST AND SCHEDULING

     5.1  Annual Requirement Forecast. Jafra will provide Contractor with an
          ---------------------------
estimate of the quantity of each Product needed for the following calendar year during the month of January of each year. Such annual requirements forecast is for production planning and capacity planning purposes and negotiations with materials vendors only and is not otherwise a binding commitment by Jafra to purchase the Product in the amounts estimated.

     5.2  Planning Requirements. On a monthly basis (by the 20th day of each
          ---------------------
month), Jafra will provide Contractor with a ***month rolling production forecast, which will constitute authorization for Contractor to purchase the materials required to produce Products for the initial *** month period of such *** month schedule. Jafra shall be liable for any materials which are purchased by Contractor in reliance upon the forecast provided for the initial *** month period of the rolling *** month forecasts which cannot be used by Contractor due to changes in Jafra's forecast unless Contractor is able to reasonably cover its expenditures for such materials by using such materials for any other customer or selling such materials to another party. This *** month period will be reduced over time by mutual agreement of the parties hereto.

     5.3  Weekly and Monthly Production Schedule. Once a week, Jafra and
          --------------------------------------
Contractor will meet to approve the production plan for the following rolling *** week period. In addition, Jafra and Contractor will meet at least once a week to firm up the shipping schedule for the following week, incorporating any previously unplanned production requirements that arise due to extraordinary business demands. The weekly unplanned requirements will always be accepted and production delivered in the following week by Contractor, provided that Contractor has sufficient materials available to cover such extraordinary demand in accordance with the ***-month materials availability agreement. Contractor will provide Jafra with a production schedule showing weekly production plans for each Product for a minimum period of two calendar months. Such production schedule is for informational purposes only and will not serve to revise any annual requirement forecast provided pursuant to
Section 5.1 or any requirement schedule provided pursuant to Section 5.2.

     5.4  Electronic Data Interface Process. Jafra and Contractor will implement
          ---------------------------------
the electronic data interface necessary to communicate requirements for production of, invoicing and payment for Products and shipping confirmation.

     5.5  Schedule Performance Measurements. Jafra and Contractor will measure
          ---------------------------------
Contractor's schedule adherence performance for on-time delivery and quantity accuracy in accordance with the standards set forth on Schedule F hereto. In the event that performance for a particular period falls below the standards set forth on Schedule F hereto, Jafra may terminate this Agreement as specified in
Section 11.3 hereof or, in the alternative, at Jafra's sole discretion and at Jafra's direction, Contractor will prepare an action plan identifying corrective measures for schedule adherence subject to Jafra's approval. This action plan will be provided at the same time the schedule adherence report is published and made available to Jafra.

     5.6  Purchase Orders. Jafra will establish a blanket purchase order for
          ---------------
each Product to be supplied by Contractor. Required releases against the blanket purchase orders will be communicated by the monthly production plan.

                       ARTICLE 6 - SPACE AND WAREHOUSING

     6.1  Material Warehouse Space. Contractor will provide sufficient warehouse
          ------------------------
space to accommodate the normal flow of materials and work in process for any production level at ***.

     6.2  Finished Goods Storage. Contractor will provide sufficient storage
          ----------------------
space to coordinate and consolidate shipments to Jafra distribution centers at no cost to Jafra. Any Product produced per Jafra's *** week rolling forecast and not shipped within two weeks of the date such Product is produced will be invoiced to Jafra and may remain in storage for up to *** months at ***.

                        ARTICLE 7 - INSURANCE AND TAXES

     7.1  Insurance. For the duration of this Agreement and for a period of not
          ---------
less than *** (except for product liability insurance which shall be *** years) following the termination of this Agreement, Contractor will carry the following types of insurance: *** Contractor shall deliver , a Certificate of Insurance, issued by the insurance carrier, evidencing the above coverage and shall notify Jafra in writing of any change or cancellation thereof within 24 hours of such change or cancellation.

     7.2  Taxes. Contractor shall be responsible for, and shall pay, all taxes
          -----
related to, arising out of or in connection with the Services rendered pursuant to this Agreement.

                  ARTICLE 8 - REPRESENTATIONS AND WARRANTIES

     8.1  By Contractor. Contractor represents and warrants to Jafra as follows:
          -------------

          8.1.1  Organization and Qualification. Contractor is a corporation
                 ------------------------------
duly incorporated, validly existing and in good standing under the laws of the State of California and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

          8.1.2  Authority. Contractor has all necessary corporate power and
                 ---------
authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings are required on the part of the Contractor. This Agreement has been duly and validly executed and delivered by Contractor and constitutes the legal, valid and binding obligation of Contractor, enforceable against Contractor in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

          8.1.3  No Conflicts. The execution and delivery of this Agreement by
                 ------------
Contractor does not, and the performance of this Agreement by Contractor will not (i) conflict with or violate the Articles of Incorporation or bylaws of Contractor, conflict with or violate any foreign or domestic (federal, state or local) law, statute, ordinance, rule, regulation, permit, injunction, writ, judgment, decree or order applicable to Contractor or by which any asset of Contractor is bound or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require any payment under, or result in the creation of a lien, claim, security interest or other charge or encumbrance on any asset of Contractor.

          8.1.4  Consents. The execution and delivery of this Agreement by
                 --------
Contractor do not, and the performance of this Agreement by Contractor will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States (federal, state or local) or foreign government or governmental, regulatory or administrative authority, agency, commission, board, bureau, court or instrumentality or arbitrator of any kind.

          8.1.5  Compliance With Jafra Pricing Structure. Contractor has
                 ---------------------------------------
reviewed and is familiar with Jafra's procedures and can comply with such procedures within the pricing structure set forth herein.

          8.1.6  No Infringement. Contractor's processes and technical data
                 ---------------
furnished or utilized by Contractor hereunder do not, infringe any patent or other proprietary rights of any third party.

          8.1.7  Litigation. No claim, action, suit, proceeding, inquiry,
                 ----------
hearing, arbitration, administrative proceeding, or investigation (collectively, "Litigation") is pending, or, to Contractor's best knowledge threatened against Contractor, its present or former directors, officers, or employees. Contractor knows of no facts that could reasonably be expected to serve as the basis for litigation against itself, its present or former directors, officers, or employees, which litigation would have a materially adverse effect on Contractor's business and its ability to perform under this Agreement.

          8.1.8  Environmental, Health and Safety Matters. (a) Contractor has
                 ----------------------------------------
obtained and complied with, and is in compliance with, all material permits, licenses and other authorizations that are required pursuant to environmental, health, and safety laws, rules and regulations for the occupation of its facilities. Contractor has not received any written or oral notice, report or other information regarding any actual or alleged material violation of any environmental, health, and safety regulations, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under environmental, health, and safety laws, rules and regulations.

          8.1.9  Financial Statements. Contractor shall provide the following
                 --------------------
financial statements (the "Financial Statements"): (a) no later than three business days prior to the Closing Date, income statements, balance sheets, and statements of cash flow for the Contractor's business for (i) the fiscal year ended December 31, 1998 (which shall be a reviewed statement); (ii) an income statement and balance sheet for the three-month period ended March 31, 1999 (which may be unaudited); and (iii) an income statement and balance sheet for the month ended April 30, 1999 (which may be unaudited). The Financial Statements, including the notes thereto (for the reviewed statement), will properly reflect all assets and assumed liabilities as then in existence. The Financial Statements, including the notes thereto (for the reviewed statement), will fairly present the results of operation and the financial position of Contractor as of the dates thereof and the periods then ended in conformity with GAAP consistently applied with the principles and procedures employed in prior periods by Contractor.

          8.1.10 No Material Adverse Change. Since December 31, 1998, there has
                 --------------------------
been no material adverse change in Contractor's business or in the financial condition, operations, or prospects of the Contractor's business.

     8.2  By Jafra.  Jafra represents and warrants to Contractor as follows:

          8.2.1  Organization and Qualification. Jafra is a corporation duly
                 ------------------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

          8.2.2  Authority. Jafra has all necessary corporate power and
                 ---------
authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings are required on the part of Jafra. This Agreement has been duly and validly executed and delivered by Jafra and constitutes the legal, valid and binding obligation of Jafra, enforceable against Jafra in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

          8.2.3  Compliance with Laws. The Products, their manufacture, sale and
                 --------------------
use, including but not limited to the technology and know how incorporated in each Product and its delivery system, including, without limitation, all formulations, processes and Specifications, all other proprietary rights pertaining to such Product including, without limitation, its dress of goods, labeling, decoration, trademarks and trade names are owned by Jafra and comply with all applicable laws, rules and regulations and are not in violation of the rights of any persons not a party to this Agreement.

          8.2.4  Consents. The execution and delivery of this Agreement by Jafra
                 --------
do not, and the performance of this Agreement by Jafra will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States (federal, state or local) or foreign government or governmental, regulatory or administrative authority, agency, commission, board, bureau, court or instrumentality or arbitrator of any kind.

          8.2.5  Litigation. No claim, action, suit, proceeding, inquiry,
                 ----------
hearing, arbitration, administrative proceeding, or investigation (collectively, "Litigation") is pending, or, to Jafra's best knowledge threatened against Jafra, its present or former directors, officers, or employees. Jafra knows of no facts that could reasonably be expected to serve as the basis for litigation against itself, its present or former directors, officers, or employees, which litigation would have a materially adverse effect on Jafra's business and its ability to perform under this Agreement.

                      ARTICLE 9 - COVENANTS OF CONTRACTOR

     9.1  Compliance with Laws. Contractor shall comply with all applicable
          --------------------
federal, state and local laws, rules and regulations and relevant laws of other countries and jurisdictions, including, without limitation, those of the FDA and EPA, relating to the manufacture, packaging and shipping of the Products or any component thereof, for the place of manufacture of the Products. Notwithstanding the foregoing, provided that Contractor has complied with Jafra's labeling and packaging specifications, Contractor shall not be responsible for compliance with any laws, rules or regulations related to such labeling or packaging. The Facilities shall comply with all applicable federal, state and local laws, rules and regulations, including, without limitation, those of the FDA, EPA and the Occupational Safety and Health Act of 1970 as amended.

     9.2  Products Fit for Intended Purpose. The Products shall be of
          ---------------------------------
merchantable quality, fit for their intended purpose, free from defects in material and workmanship and will conform in all respects to the Specifications and all applicable laws, rules and regulations, including GMPs in effect at the time of delivery to Jafra.

     9.3  Good Title. Contractor shall convey to Jafra good title to the
          ----------
Products and the Products will be delivered free from any security interest, lien or other encumbrance.

     9.4  Financial Statements.  Contractor shall furnish to Jafra:
          --------------------

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Contractor, a copy of the *** balance sheet of Contractor as at the end of such year and the related *** statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; and

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Contractor, the *** consolidated balance sheet of Contractor as at the end of such quarter and the related *** statement of income for such quarter and the portion of the fiscal year through the end of such quarter, certified by the Chief Financial Officer of Contractor as being fairly stated in all material respects when considered in relation to the financial statements of Contractor (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by Contractor's accountants or Chief Financial Officer, as the case may be, and disclosed therein).

     9.5  Right to Inspect. *** Contractor shall permit Jafra or its authorized
          ----------------
representatives to observe and inspect the Facilities, including, without limitation, a Product acceptance inspection all Manufacturing processes, including Compounding and Production, for compliance with the GMPs, state or local, Jafra quality standards and Specifications.

     9.6  Right to Audit. *** Contractor shall permit Jafra or its authorized
          --------------
representative to examine all of Contractor's books and records as they relate the performance of Services for Jafra. Jafra shall have the right to perform periodic audits of each location within the Facilities where Products are being manufactured.

     9.7  Trade Secrets. Contractor acknowledges that all information that Jafra
          -------------
may disclose to Contractor, in writing or orally, about the Products relating to formulas, Specifications and methods of manufacture constitutes trade secrets of Jafra. All information about the Products, either individually or in the aggregate, derived or collected by Contractor pursuant to the performance of its obligations under this Agreement is the sole property of Jafra and also constitutes trade secrets of Jafra. Contractor shall treat the trade secrets of Jafra as confidential and shall not disclose the same to any other person, or use the same except in connection with the performance of its obligations under this Agreement. Contractor agrees that it will limit access to the trade secrets of Jafra to those of its employees, agents or subcontractors who reasonably require the same to carry out the purposes of this Agreement. Contractor acknowledges that the trade secrets of Jafra constitute unique and valuable assets, and that any disclosure or use thereof except as specifically authorized herein would be wrongful and would cause irreparable harm to Jafra, and that it would be difficult to compensate Jafra fully with damages for a violation of this Section 9.6. Accordingly, Contractor agrees that Jafra shall be entitled to temporary and permanent injunctive relief to enforce this Section 9.6; this provision shall not however be deemed to diminish or supplant the right of Jafra to claim and recover money damages for any breach hereof in addition to obtaining equitable relief therefor.

     9.8  Services to Third Parties. ***.

     ***

             ARTICLE 10 - MUTUAL COVENANTS OF CONTRACTOR AND JAFRA

     10.1 Confidential Information. In connection with the performance of their
          ------------------------
respective obligations under this Agreement, each of Contractor and Jafra may disclose to the other, in writing or orally, information concerning its respective business, marketing techniques and methods of operation (the "Confidential Information"). Information contained in or relating to the Products shall constitute Confidential Information. Each of Contractor and Jafra shall treat the Confidential Information of the other as confidential and shall not disclose the same to any other person, or use the same except in connection with the performance of this Agreement. Contractor and Jafra each agree that it will limit access to the Confidential Information of the other to those of its employees, agents or subcontractors who reasonably require the same to carry out the purposes of this Agreement. Notwithstanding the foregoing, the obligations set out in this Section 10.1 shall not apply to any Confidential Information that the recipient can establish by documentary evidence: (a) was known to the recipient through a means not in breach of this Agreement at the time it was disclosed to the recipient; (b) was in the public domain at the time it was disclosed to the recipient; or (c) had entered into the public domain subsequent to disclosure to the recipient through no unlawful act of the recipient or breach of the recipient's obligations under this Agreement. Contractor and Jafra each acknowledge that the Confidential Information of the other constitutes unique and valuable assets of the other, and that any disclosure or use thereof except as specifically authorized herein would be wrongful and would cause the non-disclosing party irreparable harm, and that it would be difficult to compensate the non-disclosing party fully with damages for a violation of this
Section 10.1. Accordingly, each of Contractor and Jafra agrees that the other shall be entitled to temporary and permanent injunctive relief to enforce this
Section 10.1; this provision shall not however be deemed to diminish or supplant the right of Contractor or Jafra to claim and recover money damages for any breach hereof in addition to obtaining equitable relief therefor.

     10.2 Trademarks and Trade Names.
          --------------------------

          (a) Each party hereby acknowledges that it does not have, and shall not acquire by entering into this Agreement or performing any action hereunder, any license or other interest in any of the other party's trademarks or trade names unless otherwise expressly agreed in writing.

          (b) Each party agrees not to use any trade names or trademarks of the other party, except as specifically authorized by the other party in writing both as to the names or marks which may be used and as to the manner and prominence of use.

     10.3 Independent Contractor Relationship. The relationship of Contractor
          -----------------------------------
and Jafra shall be that of independent contractors and in no event shall either party, its employees, agents or representatives be considered agents, representatives or employees of the other. Jafra will have no contractual relationship with any of Contractor's employees or contractors. Contractor shall indemnify and defend Jafra for any claims asserted against Jafra by any employee, contractor or subcontractor of Contractor for any claim arising from Jafra's relationship with Contractor.


                       ARTICLE 11 - TERM AND TERMINATION

     11.1 Term. Unless otherwise provided, this Agreement shall remain in full
          ----
force and effect for a period commencing June 10, 1999 and ending on ***. Thereafter, this Agreement shall automatically renew for successive *** terms unless *** months, prior written notice of either party's intention not to renew is provided.

     11.2 Termination by Either Party for Breach. Either party may terminate
          --------------------------------------
this Agreement due to a failure by the other party to comply with their obligations herein, which failure is not cured within 30 days after receiving written notice thereof; provided that this Section 11.2 shall not limit Jafra's rights to terminate this Agreement pursuant to Section 11.3 hereof.

     11.3 Termination by Jafra. Jafra has the right to terminate this Agreement
          --------------------
without notice or further liability if any of the following occur:

          (a) Contractor's current owners cease to own at least ***% of Contractor;

          (b) Contractor fails to deliver at least ***% of Jafra's weekly requirement as set forth in the weekly production schedule delivered pursuant to
Section 5.3 hereof for *** consecutive weeks, or *** weeks within a single rolling *** week period;

          (c) Contractor fails to adhere to the requirements of Paragraphs 2.4 and 4.5 hereof, or in the event, ***, conditions at the Facilities are unsatisfactory or Contractor's actions generate adverse or unfavorable publicity;

          (d) Contractor fails to deliver a finished goods quality level of at least ***% lot acceptance rate; or

          (e) Contractor violates any provision of Sections 9.6, 10.1 or 10.2 hereof, including, without limitation, using Jafra's formulas, Specifications, Products or any samples thereof for any purpose other than as expressly contemplated by this Agreement, ***; or

          (f)  ***.

          (g) (i)   Contractor shall (A) apply for or consent to the appointment of a receiver, trustee or liquidator for itself or all or a substantial part of its property, (B) admit in writing its inability to pay its debts as they mature, (C) make a general assignment for the benefit of creditors, (D) be adjudicated a bankrupt or insolvent, (E) file a voluntary petition in bankruptcy or petition or answer seeking a reorganization or an arrangement with its creditors, (F) take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or (G) ***; or (ii) an order, judgment or decree shall be entered, without the application, approval or consent of Contractor, by any court of competent jurisdiction, approving a petition seeking reorganization of Contractor or all or a substantial part of the assets of the Company, or appointing a receiver, trustee or liquidator of Contractor, and such order, judgment or decree shall continue unstayed and in effect for any period of 60 days.

     11.4 Cooperation.
          -----------

          (a) Upon termination of this Agreement for any reason, Contractor shall assemble and make available to Jafra for pickup, as soon as practicable, but in no event later than *** from the time of such termination, all books, records, data, programs, files and other documents and materials (and all copies or extracts thereof) (collectively "Materials") provided by Jafra to Contractor or developed or derived therefrom by Contractor in connection with the transactions contemplated by or Services rendered pursuant to this Agreement and all equipment and other assets owned by Jafra and located at the Facilities, except: (i) for Materials that Contractor is required to keep by law, in which case Contractor will provide copies thereof to Jafra, and (ii) in the case of a dispute between Contractor and Jafra, in which case Contractor will provide copies of all such Materials to Jafra, and shall not be required to return the originals to Jafra until the dispute is resolved. Contractor shall use its best efforts to assist Jafra in moving all such Materials to Jafra's headquarters or to another location specified by Jafra (which may be another manufacturer) at Jafra's expense.

          (b) In addition, Contractor shall sell to Jafra and Jafra shall purchase, ***.

          (c) Furthermore, ***, Contractor shall sell back to Jafra and Jafra shall purchase, all Assets (as defined in the Asset Purchase Agreement) purchased by Contractor from Jafra pursuant to the Asset Purchase Agreement (and not previously sold with Jafra's permission) at the price *** shall be responsible for all sales, use and transfer taxes in connection with such repurchase by ***. *** and the balance shall be paid ***. Contractor shall use its best efforts to ensure that all such materials, inventory, bulk and components, equipment and assets are delivered to Jafra *** from the date of such termination. In addition, Contractor shall return the tube decorating machine to Jafra in accordance with Section 2.11 hereof. The undertakings contained in this Article XI shall survive the early termination of this Agreement.

                         ARTICLE 12 - INDEMNIFICATION

     12.1 By Contractor. Contractor agrees to defend and indemnify Jafra, its
          -------------
officers, directors, agents, employees, affiliates, successors and assigns against any and all claims, suits, actions, expenses or losses, including reasonable attorney's fees, caused by, related to or arising from the negligence or willful misconduct of Contractor, its officers, employees, contractors and agents in the manufacture, packaging or shipping of the Products, the failure of the Products to conform to the Specifications, the infringement of any patent, trademark, copyright, trade name, license or other property rights relating to or arising from Contractor's patents, trademarks, copyrights or trade secrets or the use of Jafra's patents, trademarks, copyrights or trade secrets other than in accordance with this Agreement, or any breach by Contractor of its obligations hereunder.

     12.2 By Jafra. Jafra agrees to defend and indemnify Contractor, its
          --------
officers, directors, agents, employees, affiliates, successors and assigns against any and all claims, suits, actions, expenses or losses, including reasonable attorneys' fees, caused by, related to or arising from the negligence or willful misconduct of Jafra, its officers, employees, contractors and agents, Jafra's breach of its obligations hereunder or any infringement of any trademark, copyright, patent, license or other proprietary right of a third party arising out of Contractor's use of Jafra's patents, trademarks, copyrights or trade secrets in accordance with this Agreement.

     12.3 Notification. When either party seeks indemnity hereunder, it agrees
          ------------
to promptly notify the other in writing and to cooperate fully in the defense of the claim. The indemnification provision shall survive any termination of this Agreement.

                          ARTICLE 13 - MISCELLANEOUS

     13.1 Notices.  All notices, demands or other communications hereunder shall
          -------
be in writing and shall be deemed to have been duly given on the date of delivery, if delivered in person, and on the date of receipt, if sent by facsimile transmission (with telephonic and mail confirmation) or by recognized overnight carrier service (e.g., Federal Express or United Parcel Service), and three (3) business days after mailing by United States mail, certified or registered with return receipt requested, addressed to the parties at their addresses set forth below:

          If to Jafra, to:

               Jafra Cosmetics International, Inc.
               2451 Townsgate Road
               Westlake Village, California  91361
               Attn:  Vice President, Manufacturing
               Fax: 805-449-3259

          With a copy to:

               Office of the General Counsel
               Fax:  805-449-3256

          If to Contractor, to:

               Universal Packaging Systems, Inc.
               4575 Danito Court
               Chino, California  91710
               Attn:  Julio Liberal
               Fax:  909-590-5869

          With a copy to:

               Ronald J. Grant, Esq.
               Tilles, Webb, Kulla & Grant, ALC
               433 North Camden Drive, Suite 1010
               Beverly Hills, California 90210
               Fax: (310) 888-3433

Any party may change its address for notices by giving notice of such change in accordance with the foregoing procedures. Any notice not sent in accordance with the foregoing, shall be deemed given on the date of actual receipt.

     13.2 Expenses. Each party is responsible for its own expenses hereunder. No
          --------
party may impose any costs or expenses on the other party other than those explicitly set forth in this Agreement.

     13.3 Survival.  The provisions of Sections 9.2, 9.3, 9.6, 10.1 and 10.2,
          --------
10.3, 11.4, 12.1, 12.2,12.3, 13.1 and 13.7 shall survive the termination of this Agreement in perpetuity.

     13.4 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which taken together constitute one instrument.

     13.5 Waiver.  The waiver by either party of any provision, nonperformance
          ------
or any breach of any provision of this Agreement will not constitute a waiver of any subsequent nonperformance or other breach of the same or any other provision.

     13.6 Assignment. Contractor shall not assign any of its rights or
          ----------
obligations under this Agreement without the prior written consent of Jafra.

     13.7 Arbitration.  The parties shall submit any dispute arising out of this
          -----------
Agreement, including the interpretation of or the enforcement of rights and duties under this Agreement, to final and binding arbitration pursuant to the Commercial Arbitration Rules of the American

Arbitration Association in Los Angeles, California. At the request of any party, the arbitrators, attorneys, parties to the arbitration, witnesses, experts, court reporters, or other persons present at the arbitration shall agree in writing to maintain the strict confidentiality of the arbitration proceedings. Arbitration shall be conducted by a single, neutral arbitrator, or, at the election of any party, three neutral arbitrators, appointed in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator(s) shall be attorneys in practice for at least ten years, and experienced in the matter(s) being arbitrated. In any such arbitration, California Code of Civil Procedure Section 1283.05 (Right to Discovery; Procedure and Enforcement) shall be applicable. The award of the arbitrator(s) shall be enforceable according to the applicable provisions of the California Code of Civil Procedure. The arbitrator(s) shall have the same powers as those of a judge of the superior court of the State of California, and shall render a decision as would a judge of a superior court of the State of California. Notwithstanding the foregoing, either party shall have the right to seek injunctive relief or other equitable remedies against the other for any violation or breach by such party of its obligations hereunder pending a decision by the arbitrator(s). If proper notice of any hearing has been given, the arbitrator(s) will have full power to proceed to take evidence or to perform any other acts necessary to arbitrate the matter in the absence of any party who fails to appear. ***.

     13.8  Entire Agreement. This Agreement together with its Exhibits and
           ----------------
Schedules and the Asset Purchase Agreement contains the entire agreement between the parties hereto, supersedes all prior agreements, whether written or oral, express or implied, between the parties and may not be modified, altered, terminated or discharged in any manner except by an instrument in writing signed by a duly authorized representative of both parties. Without limiting the foregoing, no modification or amendment shall be effected by or result from the receipt, acceptance, signing or acknowledgments, invoices, shipping documents or other business forms containing terms or conditions in addition to or different from the terms and conditions set forth herein.

     13.9  Severability.  If any provision of this Agreement is held to be
           ------------
ineffective, unenforceable or illegal for any reason, such decision shall not affect the validity or enforceability of any or all of the remaining portions hereof.

     13.10 Headings. The section headings of this Agreement are for reference
           --------
only and shall not be of any force and effect.

     13.11 Facsimile. This Agreement may be executed and delivered by facsimile,
           ---------
which the parties agree shall have the same legal effect as if the parties had delivered copies bearing original signatures.

     13.12 Governing Law. This Agreement will be governed by the internal laws
           -------------
of the State of California without giving effect to any principles of conflicts of laws.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed on its behalf by its duly authorized representative as of the date first written above.

                                   JAFRA COSMETICS INTERNATIONAL, INC.



                                   By:  /s/ Brian Chase
                                       -----------------------------------------
                                       Name:  Brian Chase
                                       Title: Vice President, Manufacturing


UNIVERSAL PACKAGING SYSTEMS, INC.



By: /s/ Julio Liberal
    ------------------------------------
    Name:  Julio Liberal
    Title:  President


By: /s/ Mark Tomberlin
    ------------------------------------
    Name:  Mark Tomberlin
    Title:  Chief Financial Officer

                    ADDENDUM TO THE MANUFACTURING AGREEMENT
                              DATED JUNE 10, 1999


ARTICLE 3.1. For every month that Jafra takes delivery of less than *** units, the *** corresponding for that month ($***) will be deferred until the end of the note, the term of which note shall be extended for one month.

ARTICLE 3.2    ***


JAFRA COSMETICS INTERNATIONAL, INC.




 /s/ Brian Chase
------------------------------------
Brian Chase
Vice President, Manufacturing



UNIVERSAL PACKAGING SYSTEMS, INC.



 /s/ Julio Liberal
------------------------------------
Julio Liberal
President